FINAL
                                                                    Exhibit 99.1

               Mpower Holding Reports Second Quarter 2003 Results;
     Net Loss Improved 92% and Adjusted EBITDA Improved 94% Over 2nd Quarter 2002; Adjusted EBITDA Results Positive (excluding severance expense) for the 2nd Quarter 2003

ROCHESTER, NY - August 5, 2003 - Mpower Holding Corporation (OTCBB: MPOW), the parent company of Mpower Communications Corp., a leading provider of broadband high-speed Internet access and telephone services to business customers, today announced results of its operations for the second quarter ended June 30, 2003.

"The second quarter marked a milestone for Mpower. Excluding approximately $900,000 in severance expense, we would have reported Adjusted EBITDA positive results for the full second quarter. In addition, over the past year, we have reduced our net loss by 92%," said Mpower Communications Chairman and Chief Executive Officer Rolla P. Huff. "Through a variety of operational, strategic and financial initiatives, we have effectively sized our cost structure to our current revenue stream. The results this quarter reflect our success in focusing on these initiatives over the past two years."

"Going forward, the focus for Mpower is on achieving growth and scale that will enable us to continue to increase cash flow," continued Huff. "We believe our balance sheet and capital structure provide us with the strength and flexibility to invest in organic internal growth opportunities as well as potential acquisitions in the markets in which we currently operate. We believe that consolidation in the industry is both inevitable and beneficial. As we explore our growth alternatives and Mpower's role as a potential CLEC consolidator, we may consider additional financing alternatives to support these strategies. We remain committed to maintaining the fully funded status we have worked so hard to achieve."

Second Quarter Results

Mpower's revenue from continuing operations was $37.8 million in the second quarter of 2003, a 3% increase over the first quarter of 2003, and a 3% increase over the second quarter of 2002. Core customer revenue, or revenue from the sale of data and voice services, was flat compared with the first quarter of 2003 and improved 11% over the second quarter of 2002 reaching $32.1 million and accounting for 85% of Mpower's total revenue in the second quarter of 2003. The remainder of the company's revenue consists of switched access revenue, which increased 20% over the first quarter of 2003 to $5.6 million, 30% lower than the company's switched access revenue in the second quarter of 2002.

"We are pleased with the performance of our higher-end and high margin T1 and trunk products, with revenue from these services up 20% over the first quarter of this year," commented Huff. "We recently launched a PRI product designed for larger businesses with high calling volumes and are extremely encouraged by the early successes we are experiencing with this product in the marketplace."

Mpower's gross margin from continuing operations improved 29% over the prior quarter to $18.8 million or 50% of revenue for the second quarter 2003 compared to 40% of revenue in the first quarter of 2003 and 41% of revenue in the second quarter of 2002. This improvement was primarily driven by a 14% reduction in the company's cost of operating revenues over the first quarter of 2003.

Selling, general and administrative (SG&A) costs also continued to decline and were $19.6 million in the second quarter. This represents a 7% improvement over the $21.1 million in SG&A expenses the company reported in the first quarter of 2003 and a 32% improvement over the second quarter of 2002.


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Excluding approximately $0.9 million in severance expenses in the second quarter, Mpower's Adjusted EBITDA is a positive $0.1 million. Including these expenses, Mpower's Adjusted EBITDA loss in the second quarter of 2003 was reduced to $0.8 million, an 88% improvement over the $6.5 million Adjusted EBITDA loss in the first quarter of 2003 and a 94% improvement over the second quarter of 2002. Adjusted EBITDA represents earnings from continued operations before interest, taxes, depreciation, amortization and gains or losses from the sale of assets, and excludes network optimization costs, reorganization expenses and stock-based compensation. There were no network optimization costs or reorganization expenses in the current quarter.

Mpower's loss from continuing operations declined to $4.8 million in the second quarter of 2003, marking a 56% improvement quarter-over-quarter and a 90% improvement over the second quarter of 2002. The company's loss per share before discontinued operations was $0.07 in the quarter.

Mpower reported a net loss of $4.7 million in the second quarter, a 69% improvement over the first quarter of 2003 and a 92% improvement over the $61.9 million net loss reported in the second quarter of 2002. For the second quarter of 2003, Mpower's net loss per share was $0.07.

The company's capital expenditures were $1.4 million for the quarter. Mpower ended the second quarter of 2003 with $19.3 million in unrestricted cash, growing its unrestricted cash position 56% over the first quarter of 2003.

During the second quarter, Mpower completed transactions to exit markets in other parts of the country. Mpower expects to receive $1.2 million held in escrow associated with these transactions before the end of October. In connection with these transactions, generally accepted accounting principles ("GAAP") require Mpower to present the results of operations associated with these markets as discontinued operations.

Conference Call to Discuss Second Quarter Results

Mpower will host a conference call to discuss its second quarter financial and operating results. A Powerpoint presentation and Excel spreadsheet containing detailed information regarding Mpower's business model will be posted on the company's website at
http://www.mpowercom.com/corpinfo/invest.htm
--------------------------------------------



Date:                      Wednesday, August 6, 2003
Time:                      11:00 a.m. (Eastern time)
Dial-in Number:            1-800-901-5231, passcode 44739373
Webcast:                   http://www.mpowercom.com/corpinfo/invest.htm
                           --------------------------------------------


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Replay Number:             1-888-286-8010, passcode 58514993
                           From August 6 at 1:00 p.m. Eastern through August 8 at 5:00 p.m. Eastern
Webcast Replay:            Available on Mpower's website at:
                           http://www.mpowercom.com/corpinfo/invest.htm
                           --------------------------------------------
                           Webcast Replay available for one year
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Use of Non-GAAP Financial Information
The SEC has adopted rules (Regulation G) regulating the use of non-GAAP financial measures. Because of Mpower's use of a non-GAAP financial measure,
Adjusted EBITDA, to supplement our consolidated financial statements presented on a GAAP basis, Regulation G requires us to include in this press release a presentation of the most directly comparable GAAP measure, which is Net Loss, and a reconciliation of the two measures. We have presented a reconciliation of the two measures for each of the periods presented above. The non-GAAP measure we utilize (Adjusted EBITDA) provides an enhancement to an overall understanding of our past financial performance and our prospects for the future as well as useful information to investors because of (i) the historical use by Mpower of
Adjusted EBITDA as a performance measurement; (ii) the value of Adjusted EBITDA as a measure of performance before gains, losses or other charges considered to be outside the company's core business operating results; and (iii) the use of the Adjusted EBITDA, or a similar term, by almost all companies in the CLEC sector as a measurement of performance. We have excluded from our presentation of Adjusted EBITDA network optimization costs (which are costs resulting principally from the closure of certain of our markets), stock-based compensation expenses (which are costs related to stock options issued with an exercise price below fair market value), and gains on sales of assets, because we do not believe that including such costs in Adjusted EBITDA provides investors with an appropriate measure of determining Mpower's performance in its core business. Mpower's utilization of non-GAAP measurements is not meant to be considered in isolation or as a substitute for net loss, loss from continuing operations, cash flow and other measures of financial performance prepared in accordance with GAAP. EBITDA is not a GAAP measurement and Mpower's use of it may not be comparable to similarly titled measures employed by other companies in the telecommunications industry.

About Mpower Holding Corporation
Mpower Holding Corporation (OTCBB: MPOW) is the parent company of Mpower Communications, a facilities-based broadband communications provider offering a full range of data, telephony, Internet access and Web hosting services for small and medium-size business customers. A copy of this press release and further information about the company can be found at www.mpowercom.com.
                                                      ------------------

Forward-Looking Statements
Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Mpower Holding Corporation cautions investors that certain statements contained in this press release that state management's intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. Management wishes to caution the reader these forward-looking statements are not historical facts and are only estimates or predictions. Actual results may differ materially from those projected as a result of risks and uncertainties including, but not limited to, receipt of all remaining payments from the previously announced asset sales, future sales growth, market acceptance of our product offerings, our ability to secure adequate financing or equity capital to fund our operations, network expansion, our ability to manage growth and maintain a high level of customer service, the performance of our network and equipment, our ability to enter into strategic alliances or transactions, the cooperation of incumbent local exchange carriers in provisioning lines and interconnecting our equipment, regulatory approval processes, changes in technology, price competition and other market conditions and risks detailed from time to time in our Securities and Exchange Commission filings. The company undertakes no obligation to update publicly any forward-looking statements, whether as a result of future events, new information, or otherwise.

Contacts:

Mpower Communications Investor Contact:   Investor Relations Contact:
Gregg Clevenger, Chief Financial Officer  Lester Rosenkrantz, Cameron Associates
Telephone:  585-218-6547                  Telephone: 212-554-5486
Email: invest@mpowercom.com               Email:  Lester@cameronassoc.com
       --------------------                       -----------------------

Mpower Communications Media Contact:
Michele Sadwick, Vice President
Telephone:  585-218-6542
Email:  msadwick@mpowercom.com
        ----------------------


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FINANCIAL STATEMENTS

                                                                Reorganized Mpower Holding

BALANCE SHEET (amounts in $ thousands)                  30-Jun-03           31-Mar-03           31-Dec-02
------------------------------------------------------------------------------------------------------------
Current Assets
 Cash & Cash Equivalents                                     $19,305            $12,398             $10,773
 Restricted Investments                                       10,338             10,733              13,631
 Accounts Receivable (net of AFDA)                            25,477             29,024              13,923
 Assets Held for Sale                                            -                9,819              20,471
 Prepaid Expenses and Deposits                                 4,800              4,988               6,683
                                                 -----------------------------------------------------------
 Total Current Assets                                         59,920             66,962              65,481
PP&E, net                                                     36,238             37,550              38,497
Deferred Financing Cost                                           66                 98                  16
Intangibles (net of AA)                                       11,239             12,385              13,530
Other Assets                                                   3,895              3,834               9,899
Total Assets                                                $111,358           $120,829            $127,423
------------------------------------------------------------------------------------------------------------

Current Liabilities
 Current Portion of LTD and Cap Leases                        $1,498             $1,626              $4,638
 Line of Credit                                                4,124              3,918                 -
 Accounts Payable                                             23,400             28,670              21,714
 Accrued Interest                                                -                  -                    66
 Accrued Sales Tax Payable                                     5,807              6,375               5,753
 Accrued Network Optimization Costs                            1,408              1,473               1,480
 Accrued Property Taxes Payable                                3,460              3,160               3,030
 Deferred Revenue                                              6,986              5,675               4,680
 Accrued Other Expenses                                       12,748             13,144              12,806
 Current Liabilities Subject to Compromise                       517                517               1,748
                                                        ----------------------------------------------------
 Total Current Liabilities                                    59,948             64,558              55,915
Capital Leases                                                    59                237                 371
Common stock                                                      65                 65                  65
Additional Paid-in Capital                                    87,618             87,558              87,511
Accumulated Deficit                                          (36,332)           (31,589)            (16,439)
Total Liabilities and Stockholder's Equity                  $111,358           $120,829            $127,423
------------------------------------------------------------------------------------------------------------

                                                       Reorganized         Reorganized         Predecessor
                                                      Mpower Holding      Mpower Holding      Mpower Holding
                                                       Three Months        Three Months        Three Months
                                                          Ended               Ended               Ended

INCOME STATEMENT (amounts in $ thousands)               30-Jun-03           31-Mar-03           30-Jun-02
------------------------------------------------------------------------------------------------------------
Operating Revenues:
 Core Customer                                               $32,139            $32,060             $28,848
 Switched Access Revenue                                       5,619              4,678               7,978
                                                        ----------------------------------------------------
 Total Operating Revenues                                     37,758             36,738              36,826

Operating Expenses:
 Cost of Operating Revenues                                   18,953             22,128              21,619
 Selling, General and Administrative                          19,587             21,128              28,750
 Reorganization Expenses                                         -                  -                20,702
 Stock-Based Compensation Expense                                 29                 62                 141
 Network Optimization Cost                                       -                  -                   -
 Depreciation and Amortization                                 3,984              4,303              12,387
                                                        ----------------------------------------------------
 Total Operating Expenses                                     42,553             47,621              83,599

Loss from Continuing Operations
                                                              (4,795)           (10,883)            (46,773)
Gain (Loss) on Sale of Assets, net                               177                (95)                187
Loss on Discharge of Debt                                        -                 (102)                -
Interest Income                                                   46                 50               1,163
Interest Expense                                                (184)              (139)             (3,311)
                                                        ----------------------------------------------------
Loss before Discontinued Operations                           (4,756)           (11,169)            (48,734)

Income (Loss) from Discontinued Operations                        13             (3,981)            (13,184)
                                                        ----------------------------------------------------
Net Loss                                                      (4,743)           (15,150)            (61,918)
Accrued Preferred Stock Dividends                                -                  -                  (340)
                                                        -----------------------------------------------------
Net Loss Applicable to Common Shareholders                    (4,743)           (15,150)            (62,258)

Weighted average shares outstanding                       65,022,403         64,999,025          59,464,973

Net loss per share before discontinued operations             ($0.07)            ($0.17)             ($0.83)
Net loss per share from discontinued operations               -                  ($0.06)             ($0.22)
Net loss per share                                            ($0.07)            ($0.23)             ($1.05)

Gross Margin                                                 $18,805            $14,610             $15,207
 Gross Margin (% of Revenue)                                   49.8%              39.8%               41.3%

Adjusted EBITDA                                                ($782)           ($6,518)           ($13,543)
 Adjusted EBITDA (% of Revenue)                                -2.1%             -17.7%              -36.8%

RECONCILIATION TO GAAP (amounts in $ thousands)         30-Jun-03           31-Mar-03           30-Jun-02
------------------------------------------------------------------------------------------------------------

Adjusted EBITDA                                                ($782)           ($6,518)           ($13,543)
Depreciation and amortization                                 (3,984)            (4,303)            (12,387)
Reorganization expense                                           -                  -               (20,702)
Network optimization costs                                       -                  -                   -
Stock-based compensation                                         (29)               (62)               (141)
                                                        ----------------------------------------------------
Loss from continuing operations                              ($4,795)          ($10,883)           ($46,773)
Gain (loss) on sale of assets, net                               177                (95)                187
Loss on discharge of debt                                        -                 (102)                -
Interest income                                                   46                 50               1,163
Interest expense                                                (184)              (139)             (3,311)
                                                        ----------------------------------------------------
Loss before discontinued operations                           (4,756)           (11,169)            (48,734)
Income (loss) from discontinued operations                        13             (3,981)            (13,184)
                                                        ----------------------------------------------------
Net loss (GAAP)                                               (4,743)           (15,150)            (61,918)

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